UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K/A
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2023
______________________
Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ORGNW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 12, 2023, Origin Materials, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting that the Board of Directors (the “Board”) of the Company appointed James Stephanou to the Board as a Class III director to serve until the 2024 annual meeting of stockholders, effective June 12, 2023.

This Current Report on Form 8-K/A amends and restates the Initial Form 8-K to correct a typographical error and clarify that Mr. Stephanou does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The first sentence of the first paragraph of Item 5.02 of the Initial Form 8-K should have read: “On June 7, 2023, the Board of Directors (the “Board”) of Origin Materials, Inc. (the “Company”) appointed James Stephanou to serve as a director of the Company.” No other changes have been made to the Initial Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2023, the Board appointed James Stephanou to serve as a director of the Company. Mr. Stephanou will serve as a Class III director, whose initial term will begin on June 12, 2023 and continue until the 2024 annual meeting of stockholders. The Board appointed Mr. Stephanou to its Audit Committee and Compensation Committee.

James Stephanou, 58, is Chief Executive Officer for IPS (Integrated Project Services). Mr. Stephanou brings over thirty years of experience in manufacturing operations and engineering, including his current role as CEO of IPS, an engineering and construction services provider to the life sciences sector. Previously, he served as Vice President and Head of Engineering and Projects at Merck & Co., Inc., a position he held from 2015 to 2023. Prior to joining Merck, he held various leadership positions at Bayer Corp. for over a decade, including roles as Vice President of Engineering and General Manager, Vice President of Global Asset Management, Vice President and Plant Manager for Manufacturing and Technology, and Regional Director of Engineering and Maintenance. Mr. Stephanou joined Lyondell Basell Industries N.V. in 1988 and held a variety of supervisory positions with the company before being named Manager of Maintenance and Reliability in 2000. Mr. Stephanou holds a mechanical engineering degree from Drexel University.

The Board has determined that Mr. Stephanou is an “independent” director under the Company’s Corporate Governance guidelines and the independence requirements of the Nasdaq Stock Market, as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”).

As a non-employee director, Mr. Stephanou will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on June 8, 2023.

There are no arrangements between Mr. Stephanou and any other person pursuant to which Mr. Stephanou was elected to serve as a director. Additionally, Mr. Stephanou does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: June 12, 2023

	By:	/S/ NATE WHALEY
Nate Whaley
Chief Financial Officer